SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549


                                 FORM 8-K
                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                      Date of report   May 14, 1997
                      (Date of earliest even reported)

                   Commission File Number    0-14973



                                 UNICO, INC.

          (Exact name of registrant as specified in its charter)


                        New Mexico                              85-0270072
            (State or other jurisdiction of                 (I.R.S. Employer
             incorporation or organization)                 Identification No.)


                  1921 Bloomfield Blvd.,   Farmington, New Mexico    87401

             (Address of principal executive offices)               (Zip Code)


  Registrant's telephone number, including area code    (505) 326-2668

ITEM 5. OTHER EVENTS

    (a) With respect to the Agreement and Plan of Merger, ("Merger Agreement"), dated July 30, 1996, between the Registrant and Chatfield Dean & Co., as reported in the Registrant's Form 8-K filed as of July 30, 1996, the Merger Agreement was terminated effective May 14, 1997. There are no current plans between the parties to renegotiate a new merger agreement. The Form S-4 dated February 10, 1997 as filed with the Commission by the Registrant will be withdrawn.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c)  Exhibits

         Exhibit 99 - A copy of a press release dated May 14, 1997 issued by the Registrant announcing the termination of the Merger Agreement, (discussed in Item 5 (a) above), is filed herewith as part of this Form 8-K.



                           SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           UNICO, INC.
                          (Registrant)



Date: May 16, 1997

By  Rick L. Hurt

Rick L. Hurt
Controller, Secretary,
Treasurer and Director

                                 EXHIBIT 99







                            FOR IMMEDIATE RELEASE


     Farmington, New Mexico - Unico, Inc. (NASDAQ: UNRC) and Chatfield Dean & Co. announced today that they have mutually agreed that it is in the best interests of their respective shareholders to terminate the proposed merger of the two firms. Both companies stated that the proposed merger encountered certain insurmountable business obstacles. Unico and Chatfield will continue in their current lines of business and pursue other alternatives to achieve their respective goals.



For More Information, Call:

William N. Hagler, Chairman            For Immediate Release
Rick L. Hurt, Secretary/Treasurer            May 14, 1997
Unico, Inc.                            Nasdaq
Tel: 505-326-2668                      Small Cap Market
Fax: 505-326-2660                      SYMBOL:UNRC